UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2009

AMERICAN CONSUMERS, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-5815	58-1033765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hannah Way, Rossville, Georgia	30741
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (706) 861-3347

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

American Consumers, Inc. (the “Company”) reports, with deep sadness, that Michael A. Richardson, Chairman of the Board and Chief Executive Officer of the Company, died on Friday evening, November 20, 2009.  The Company’s Board of Directors has not yet met to choose a successor to Mr. Richardson as the Company’s principal executive officer, but expects to do so in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CONSUMERS, INC.

Date: November 23, 2009	By:	/s/ Paul R. Cook
Paul R. Cook
Chief Financial Officer